Exhibit 10.1

INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into as of October 11, 2023, and is effective as of October 13, 2023 (the “Effective Date”) by and between ElectraMeccanica Vehicles corp., having a business address at 6060 Silver Drive, Third Floor, Burnaby, BC, V5H0H5, Canada (the “Company”), and Orsim Finance Ltd, a company with a business address at 992 Hampshire Road, North Vancouver, V7R1V2, Canada (“Consultant”) (each referred to individually as a “Party,” and collectively as the “Parties”).

Whereas the Company desires to retain Consultant as an independent contractor to perform consulting services for the Company; Consultant is in the business of providing such services; and Consultant is willing and able to perform the services herein; on the terms described below and in consideration of the mutual promises contained herein, the Parties agree as follows:

1.              Services and Fees

Consultant shall perform the services described in Exhibit A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the fees described in Exhibit A for Consultant’s performance of the Services. The Company hereby engages Consultant, and Consultant hereby agrees, to provide the Services during the term of this Agreement, as requested by the Company. Consultant agrees to exercise the highest degree of professionalism and to utilize Consultant’s full expertise and creative talents in performing the Services, and to perform the Services in strict accordance with all applicable laws, rules and regulations.

2.              Past Activities

A.            Existing Obligations. Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement, relationship or commitment during the term of this Agreement.

B.             Applicability to Past Services. Consultant agrees that if and to the extent that Consultant provided any services or made efforts on behalf of or for the benefit of Company, or related to the current or prospective business of Company prior to the Effective Date (the “Prior Period”) in anticipation of Consultant’s involvement with the Company, that would have been “Services” if performed during the term of this Agreement, and to the extent that during the Prior Period: (i) Consultant received access to any information from or on behalf of Company that would have been “Confidential Information” (as defined below) if Consultant had received access to such information during the term of this Agreement; or (ii) Consultant (a) conceived, created, authored, invented, developed or reduced to practice any work (including any intellectual property rights with respect thereto) on behalf of or for the benefit of Company, or related to the current or prospective business of Company, that would have been an “Invention” (as defined below) if conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement; or (b) incorporated into any such item any pre-existing invention, improvement, development, concept, discovery or other proprietary information that would have been a “Prior Invention” (as defined below) if incorporated into such item during the term of this Agreement; then any such information shall be deemed “Confidential Information” hereunder and any such item shall be deemed an “Invention” or “Prior Invention” hereunder, and this Agreement shall apply to such activities, information or item as if disclosed, conceived, created, authored, invented, developed or reduced to practice during the term of this Agreement. Consultant further acknowledges that Consultant has been fully compensated for all services provided during any such Prior Period. In any event, Consultant agrees that the fees under this Agreement is good and valuable consideration for the transfer to the Company of all title, rights and ownership in and to the work product resulting from any and all services provided by Consultant to the Company during any Prior Period.

3.              Confidentiality

A.            Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, personal information, employee personal information, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.             Non-use and Non-disclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Consultant may also disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 3.B shall continue after the termination of this Agreement.

C.             Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any third party with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.            Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their personal, confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

4.              Ownership

A.             Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B.             Pre-Existing Materials. Subject to Section 4.A, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission, including without limitation any free software or open source software”.

C.             Moral Rights. Any and all assignments to the Company of Inventions include all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. If Consultant has any other rights to Company Inventions that cannot, under applicable law, be assigned to the Company, Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. Consultant agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights. If Consultant has any right to Company Inventions that can neither be assigned to the Company nor waived by Consultant, Consultant unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully-paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to develop, make, have made, use, sell, have sold, offer for sale, import, reproduce, create derivative works of, distribute, publicly perform, and publicly display by all means now known or later developed, Company Inventions.

D.             Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.

E.             Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 4.E shall continue after the termination of this Agreement.

F.             Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any Canadian, United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 4.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

G.             Use of Name. Consultant consents to the use by the Company of Consultant’s name and likeness in written Company information and oral presentations to current or prospective customers, partners, investors or others without prior approval from Consultant, provided that such Company information or presentations accurately describe the nature of Consultant’s relationship with and/or contribution to the Company.

5.              Obligations

A.             During the term of this Agreement, Consultant shall not, without the prior written consent of the Company, engage in any work activity that competes with the Company’s business or enter into any consulting or advisory relationship with any third party commercial entity that is engaged in any business activity that is the same as, is substantially similar to, or competes with, the Company’s business.

B.             Consultant hereby agrees to sign any further confidentiality and intellectual property/inventions assignment agreement required by the Company. Further, Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to execute a Confidential Information and Assignment Agreement in the form contained in Exhibit B, and promptly provide a copy of each such executed agreement to the Company prior to any such parties performing any Services under this Agreement. Consultant’s violation of this Section 5 will be considered a material breach under Section 8.B.

C.             Engagement of Consultant’s Employees or Contractors. Consultant agrees to seek written approval from the Company prior to engaging any Consultant’s employee or contractor in connection with providing the Services to the Company, which approval the Company may withhold at its discretion.

D.             Non-disparagement Agreement. The parties hereby agree that during and after Consultant’s engagement with the Company, each party will permanently refrain from directly or indirectly expressing, publishing or broadcasting, or otherwise disseminating or distributing any comments, statements or other communications, which a reasonable person would regard as reflecting adversely on the character, reputation or goodwill of the other party, or any of its affiliated companies, or any of their respective directors or employees, or which a reasonable person would regard as reflecting adversely on any aspect of the other party’s, any affiliate companies’ management, operations, finances, businesses, products, or services. Nothing in this Agreement will prevent the parties from cooperating with any governmental authority in any investigation or proceeding, from providing truthful testimony or making truthful allegations to any governmental authority, or from enforcing any of such party’s rights pursuant to this Agreement or the transactions contemplated hereby.

E.             No Personal Benefit. Consultant will not receive or accept for Consultant’s own benefit or for any other person’s benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person having or proposing to have one or more business transactions with the Company, without the prior approval of the Company. For purposes of this subsection (D), “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or company with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

6.              Representations and Warranties

A.             Compliance with Laws and Regulations. Consultant covenants and warrants that Consultant shall comply with all applicable Canadian, United States and foreign federal, state, provincial and local laws and regulations.

B.             Exclusion/Debarment. Consultant represents and warrants that Consultant has never been, and shall never be, during the term of this Agreement, excluded from participation in Medicare, Medicaid or any other federal health care program, as defined in 42 U.S.C. § 1320a-7b(f). Consultant represents and warrants that Consultant has not been, and shall not be during the term of this Agreement, excluded from any federal contracting by the United States General Services Administration. Consultant further represents and warrants that no final adverse action, as that term is defined in 42 U.S.C. § 1320a-7e(g), has occurred or is pending or threatened against Consultant. Consultant represents and warrants that neither Consultant nor any of Consultant’s employees or agents performing Services hereunder (each a “Consultant Representative”) is not under investigation by the FDA or any other regulatory agency nor has Consultant or any Consultant Representative been debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded by any federal department or agency.

C.             Criminal Conviction. Consultant represents and warrants that neither Consultant nor any Consultant Representative have been criminally convicted or found civilly liable for violating any federal, provincial, state or local laws applicable to Consultant or the Company.

D.             Conflict of Interest. Consultant represents and warrants that Consultant does not have any actual or potential personal or professional conflicts of interest that affect Consultant’s ability to provide the Services. Consultant further represents and warrants that Consultant will not enter into agreements or arrangements with any other person or organization that creates a conflict of interest with the performance of Services under this Agreement.

E.             Required Notices. Consultant shall notify the Company immediately in writing if any representation, warranty, statement, covenant or other obligation of this Section is no longer accurate.

7.              Reports

Consultant agrees that Consultant will periodically keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that reasonable time expended in preparing such written reports will be considered time devoted to the performance of the Services.

8.              Term and Termination

A.             Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until December 31, 2023, or the mutual agreement of the Parties.

B.             Termination. The Company may, at its sole discretion, immediately terminate this Agreement at any time by paying Consultant the fees Consultant would have been paid during the notice period provided for under this Section. Consultant agrees that regardless of the characterization of Consultant’s relationship with the Company relating to the Services, the terms of this termination provision will be operative at all times, and Consultant will not be entitled to any further notice, fees, pay or compensation of any kind (except for fees, if any, accrued and owing under this Agreement up to the date of termination), and for clarity, without limiting the foregoing, you will not be entitled to reasonable notice at common law or any other statutory notice or pay, other than as stated herein.

C.             Termination for Breach. The Company or Consultant may terminate this Agreement immediately, without notice, at any time, upon the occurrence of any of the following events:

(a)	Material breach of any law or regulation by the other party;

(b)	Material breach of the terms of this Agreement by the other party;

(c)	Any dishonest act, conduct involving moral turpitude, or any other conduct that could adversely affect the reputation or public image of the other party; or

(d)	The inability or refusal of the other party to perform and discharge the obligations hereunder.

D.             Return of Company Materials. Upon the termination of this Agreement, or at any time upon the Company’s request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, Third Party Information, all work product resulting from the Services, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 4.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control, without altering or deleting any such property prior to delivering it to the Company. Consultant further agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

E.             Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1)            The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and

(2)            Section 3 (Confidentiality), Section 4 (Ownership), Section 5.B (Conflicting Obligations), Section 6 (Return of Company Materials), Section 8 (Term and Termination), Section 9 (Independent Contractor; Benefits), Section 10 (Indemnification), Section 11 (Non-solicitation), Section 12 (Limitation of Liability), Section 13 (Arbitration and Equitable Relief), and Section 14 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.

9.              Independent Contractor; Benefits

A.             Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be interpreted, deemed or construed to constitute Consultant as an agent, joint-venturer, partner, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Consultant acknowledges and agrees that Consultant is obligated to report as taxable income all fees and compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such fees and compensation.

B.             Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored or employment benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, paid time off, incentive compensation, allowances, perquisites, employee group insurance, medical insurance, and retirement pay. Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state, or local tax authority with respect to Consultant’s performance of services and receipt of fees under this Agreement. Because Consultant is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Consultant’s behalf. Consultant agrees to accept exclusive liability for complying with all applicable provincial and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability, and other contributions based on fees paid to Consultant, Consultant’s agents, or Consultant’s employees under this Agreement. Consultant hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest. If Consultant is reclassified by a government agency or a court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by applicable law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

10.           Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, where such determination results in any cost, expense, compensation, damages or loss to the Company, (iii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

11.            Non-solicitation; Non-Interference with Business

A.             Non-solicitation. To the fullest extent permitted under applicable law, from the date of this Agreement until twelve (12) months after the termination of this Agreement (the “Restricted Period”), neither Party will, for any reason, without the other Party’s prior written consent, directly or indirectly, solicit or attempt to solicit any of the other Party’s employees to terminate, breach or change their engagement with the other Party, or solicit or attempt to solicit employees of the other Party at all, either for the Party’s own benefit or for the benefit of any other person or entity. The Parties agree that nothing in this Section 11 shall affect either Party’s continuing obligations under this Agreement during and after this twelve (12) month period, including, without limitation, Consultant’s obligations under Section 3.

B.             Non-Interference with Business. During the term of this Agreement and for a period of twelve (12) months thereafter, Consultant agrees not to solicit or induce any employee, supplier, independent contractor or customer of the Company to terminate, breach or alter their relationship with the Company. In addition, during this period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person or other entity that is, or during the period of Consultant’s engagement by the Company was, a partner, supplier, customer or client of the Company or its affiliates.

12.            Limitation of Liability

IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

13.            Dispute Resolution and Equitable Relief

A.            Dispute Resolution. SUBJECT TO STATUTORY COMPLAINT RIGHTS CONSULTANT IS ENTITLED TO, In consideration of Consultant’s consulting relationship with Company, its promise to RESOLVE all disputes related to Consultant’s relationship with the Company and Consultant’s receipt of the FEES paid to Consultant by THE Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s relationship with the Company or the termination of Consultant’s relationship with the Company, including any breach of this Agreement, shall be RESOLVED CONFIDENTIALLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT AS FOLLOWS:

(1)            AMICABLE NEGOTIATION – THE PARTIES AGREE THAT, BOTH DURING AND AFTER THE PERFORMANCE OF THEIR RESPONSIBILITIES UNDER THIS AGREEMENT, EACH OF THEM WILL MAKE BONA FIDE EFFORTS TO RESOLVE ANY DISPUTES ARISING BETWEEN THEM BY AMICABLE NEGOTIATION;

(2)            MEDIATION – IF THE PARTIES ARE UNABLE TO NEGOTIATE RESOLUTION OF A DISPUTE, EITHER PARTY MAY REFER THE DISPUTE TO MEDIATION BY PROVIDING WRITTEN NOTICE TO THE OTHER PARTY. IF THE PARTIES CANNOT AGREE ON A MEDIATOR WITHIN THIRTY (30) DAYS OF RECEIPT OF THE NOTICE TO MEDIATE, THEN EITHER PARTY MAY MAKE APPLICATION TO THE ADR INSTITUTE OF BRITISH COLUMBIA TO HAVE ONE APPOINTED. THE MEDIATION WILL BE HELD IN VANCOVER, BRITISH COLUMBIA, IN ACCORDANCE WITH THE NATIONAL MEDIATION RULES OF THE ADR INSTITUTE OF CANADA, AND EACH PARTY WILL BEAR A ONE-HALF SHARE OF THE MEDIATOR’S FEES;

(3)            ARBITRATION – IF, AFTER MEDIATION, THE PARTIES HAVE BEEN UNABLE TO RESOLVE A DISPUTE AND THE MEDIATOR HAS BEEN INACTIVE FOR MORE THAN 30 DAYS, OR SUCH OTHER PERIOD AGREED TO IN WRITING BY THE PARTIES, EITHER PARTY MAY REFER THE DISPUTE FOR FINAL AND BINDING ARBITRATION BY PROVIDING WRITTEN NOTICE TO THE OTHER PARTY. IF THE PARTIES CANNOT AGREE ON AN ARBITRATOR WITHIN THIRTY (30) DAYS OF RECEIPT OF THE NOTICE TO ARBITRATE, THEN ANY PARTY MAY MAKE APPLICATION TO THE ADR INSTITUTE OF BRITISH COLUMBIA TO APPOINT ONE. THE ARBITRATION WILL BE HELD IN VANCOUVER, BRITISH COLUMBIA, IN ACCORDANCE WITH BRITISH COLUMBIA’s ARBITRATION ACT, AND EACH PARTY WILL BEAR ITS OWN COSTS, INCLUDING A ONE-HALF SHARE OF THE ARBITRATOR’S FEES, SUBJECT TO ANY AWARD OF COSTS BY THE ARBITRATOR.

B.             THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY EITHER PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS AND THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD COSTS TO THE PREVAILING PARTY WHERE PROVIDED BY APPLICABLE LAW. THE PARTIES AGREE THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH BRITISH COLUMBIA LAW, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL BRITISH COLUMBIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW.

C.             REMEDY. Except as provided by THIS AGREEMENT, arbitration shall be the sole, exclusive, and final remedy for any dispute between Consultant and the Company. Accordingly, except as provided for by this agreement, neither Consultant nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration.

D.             AVAILABILITY OF INJUNCTIVE RELIEF. the Parties agree that EITHER party may also petition ANY COURT OF COMPETENT JURISDICTION for injunctive relief where either party alleges or claims a violation of any agreement regarding INTELLECTUAL PROPERTY, confidential information OR NONINTERFERENCE. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs.

E.             VOLUNTARY NATURE OF AGREEMENT. Consultant acknowledges and agrees that he/she is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that he/she has carefully read this Agreement and has asked any questions needed to FULLY understand the terms, consequences and binding effect of this Agreement, including that Consultant is waiving CONSULTANT’S right to a jury trial. Finally, Consultant agrees that CONSULTANT has been provided an opportunity to seek INDEPENDENT LEGAL advice before signing this Agreement.

14.            Miscellaneous

A.            Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the Province of British Columbia, without regard to the conflicts of law provisions of any jurisdiction.

B.            Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

C.            Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that he/she is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.

D.            Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E.             Severability. If any wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph of this Agreement is held to be indefinite, invalid, illegal or otherwise voidable or unenforceable for any reason, the entire Agreement will not fail on the account thereof, and the remainder of the Agreement or the application of that wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and the balance of the wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph shall be separately valid and enforceable to the fullest extent permitted by law and will in no way be affected or impaired thereby.

F.             Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.             Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by registered or certified mail, to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.G.

(1)            If to the Company, to:

ElectraMeccanica Vehicles corp.
8127 E. Ray Road

Mesa, AZ 85212

Email: mike.bridge@electrameccanica.com

Attention: Michael Bridge

(2)             If to Consultant, to the address first written above.

H.             Legal Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable legal fees, in addition to any other relief to which that Party may be entitled.

I.              Signatures. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

ORSIM FINANCE LTD.		ElectraMeccanica Vehicles corp.

By:	/s/ Mark Orsmond	By:	/s/ Susan E. Docherty
Name:	Mark Orsmond	Name:	Susan E. Docherty
Principal		Title:	Chief Executive Officer

EXHIBIT A

SERVICES AND FEES

1. Company Contact. Consultant’s principal contact at the Company is:

Name:	Stephen Johnston

Title:	CFO

Email:	Stephen.johnston@electrameccanica.com

Phone:	(248) 227-8680

Consultant Contact. The Company’s principal contact at Consultant is:

Name:	Mark Orsmond

Title:	Principal

Email:	Mark.Orsmond@EMVAuto.onmicrosoft.com

Phone:	(604) 377-0014

2.              Services. The Services to be provided by Consultant to the Company will include, but will not be limited to, the following:

A.	Assistance with financial and accounting matters for the Company, including periodic reports filed by the Company with the SEC;

B.	Assistance with contract assembly as a service opportunities for the Company;

C.	Collaborate and work with the Company’s employees and consultants in connection with delivery of the Services; and

D.	Such other services as agreed to by the Parties from time to time.

Consultant will perform Services for the Company as agreed to, as well as on a project-basis as needed. All Services provided by Consultant will be deliverable to the Company in British Columbia, and will be deemed performed for the Company in British Columbia.

3.              Fee Schedule

A.             Beginning on the Effective Date, the Company will pay Consultant CAN$45,810 per month, plus 5% GST, for all services performed, inclusive of all applicable taxes, and pro-rated for any partial month of engagement. Consultant will not be available to provide Services from November 11, 2023 – November 24, 2023 so will not be paid for such period.

B.             Consultant will provide and pay for all equipment and supplies needed to perform the Services and shall bear all expenses associated therewith. The Company will reimburse Consultant, in accordance with Company policy, for all travel and any other expenses actually, reasonably and properly incurred by Consultant, where such Consultant has incurred such expenses on behalf of the Company, provided Consultant obtains written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with the Company’s policy.

C.             Consultant shall submit to the Company a monthly written invoice for Services and expenses, and such statement shall be subject to the approval of the contact person listed above or other designated agent of the Company. The Company will remit payment for properly submitted and approved invoices within thirty (30) days following invoice submission.

This Exhibit A is made and entered into as of October 10, 2023, and is effective as of October 13, 2023.

ORSIM FINANCE LTD.		ElectraMeccanica Vehicles corp.

By:	/s/ Mark Orsmond	By:	/s/ Susan E. Docherty
Name:	Mark Orsmond	Name:	Susan E. Docherty
Principal		Title:	Chief Executive Officer

EXHIBIT B

CONFIDENTIAL INFORMATION AND ASSIGNMENT AGREEMENT

This Confidential Information and Assignment Agreement (this “Agreement”) is entered into as of October 10, 2023, by and between ElectraMeccanica Vehicles corp., having a business address at 6060 Silver Drive, Third Floor, Burnaby, BC, V5H0H5, Canada (the “Company”), and Orsim Finance Ltd, a company with a business address at 992 Hampshire Road, North Vancouver, V7R1V2, Canada (“Consultant”), and Mark Orsmond (“Service Provider”), an employee of Consultant (each herein referred to individually as a “Party,” or collectively as the “Parties”).

RECITALS

WHEREAS:

A.	Consultant and the Company, have entered into a consulting agreement, dated October ●, 2023 (the “Consulting Agreement”);
B.	Section 5 of the Consulting Agreement requires Consultant to have each of Consultant’s employees and contractors with access to Confidential Information (as defined below) execute this Agreement;
C.	Service Provider is a worker of Consultant, who wishes to perform work for the Consultant in connection with the services the Consultant is providing to the Company (the “Services”) and, in consideration for being permitted to undertake such work, Service Provider is voluntarily entering into this Agreement; and
D.	Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Consulting Agreement.

AGREEMENT

In consideration for Service Provider being permitted to work in connection with, and Consultant providing, the Services, and the promises contained herein, the Parties agree as follows:

1.              Confidentiality

A.             Definition. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Service Provider called or with whom Service Provider became acquainted during the term of Service Provider’s employment or engagement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, personal information, employee personal information, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Confidential Information shall not include any such information which Service Provider can establish (i) was publicly known or made generally available prior to the time of disclosure by Company to Service Provider; (ii) becomes publicly known or made generally available after disclosure by Company to Service Provider through no wrongful action or omission of Service Provider; or (iii) is in the rightful possession of Service Provider, without confidentiality obligations, at the time of disclosure by Company as shown by Service Provider’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.             Non-use and Non-disclosure. During and after the term of this Agreement, Service Provider will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Service Provider will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) disclose the Confidential Information to any third party without the prior written consent of an authorized representative of Company. Service Provider agrees that no ownership of Confidential Information is conveyed to the Service Provider. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, or design, or otherwise enable others to invent, author, make, develop, design identical or substantially similar designs as those developed under this Agreement for any third party. Service Provider agrees that Service Provider’s obligations under this Section 1.B shall continue after the termination of this Agreement.

C.             Other Service Provider’s Confidential Information. Service Provider agrees that Service Provider will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any third party with which Service Provider has an obligation to keep in confidence. Service Provider also agrees that Service Provider will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.

D.             Third Party Confidential Information. Service Provider recognizes that the Company has received and in the future will receive from third parties their personal, confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Service Provider agrees that at all times during the term of the Consulting Agreement and thereafter, Consultant and the Service Provider owe the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

2.              Ownership

A.             Assignment of Inventions. Service Provider agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Service Provider, solely or in collaboration with others, during the term of the Consulting Agreement and arising out of or in connection with performing the Services under the Consulting Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Service Provider also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B.             Pre-Existing Materials. Subject to Section 2.A of this Agreement, Service Provider will provide the Company with prior written notice if, in the course of performing the Services, Service Provider incorporates into any Invention or utilizes in the performance of the Services any pre-existing invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Service Provider or in which Service Provider has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Service Provider will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission, including without limitation any free software or open source software.

C.             Moral Rights. Any and all assignments to the Company of Inventions include all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Service Provider hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law. If Service Provider has any other rights to Company Inventions that cannot, under applicable law, be assigned to the Company, Service Provider unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against the Company with respect to such rights. Service Provider agrees, at the Company’s request and expense, to consent to and join in any action to enforce such rights. If Service Provider has any right to Company Inventions that can neither be assigned to the Company nor waived by Service Provider, Service Provider unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully-paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to develop, make, have made, use, sell, have sold, offer for sale, import, reproduce, create derivative works of, distribute, publicly perform, and publicly display by all means now known or later developed, Company Inventions.

D.             Maintenance of Records. Service Provider agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Service Provider (solely or jointly with others) during the term of the Consulting Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Service Provider shall deliver (or cause to be delivered) the same.

E.             Further Assurances. Service Provider agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Service Provider further agrees that Service Provider’s obligations under this Section 2.E shall continue after the termination of this Agreement.

F.             Attorney-in-Fact. Service Provider agrees that, if the Company is unable because of Service Provider’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Service Provider’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any Canadian, United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 2.A of this Agreement, then Service Provider hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Service Provider’s agent and attorney-in-fact, to act for and on Service Provider’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Service Provider. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

3.              Conflicting Obligations. Service Provider represents and warrants that Service Provider has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Service Provider’s obligations to the Company under this Agreement, and/or Service Provider’s ability to perform the Services. Service Provider will not enter into any such conflicting agreement, relationship or commitment during the term of the Consulting Agreement. Service Provider shall have no right to subcontract the performance of any Services without the prior written permission of Company. Service Provider’s violation of this Section 3 will be considered a material breach of this Agreement.

4.              Return of Materials. Upon the termination of the Consulting Agreement, or upon Company’s earlier request, Service Provider will immediately deliver to the Company, and will not keep in Service Provider’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, all work product resulting from the Services, all tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically stored information and passwords to access such property, records maintained pursuant to Section 2.D, and any reproductions of any of the foregoing items that Service Provider may have in Service Provider’s possession or control

5.              No Independent Relationship Between Company and Service Provider. At all times, Service Provider is an employee or contractor of Consultant, and has no such relationship with the Company. Nothing in this Agreement shall in any way be construed to constitute Service Provider as an agent, contractor, consultant, employee or representative of the Company. Without limiting the generality of the foregoing, Service Provider is not authorized to bind the Company to any liability or obligation or to represent that Service Provider has any such authority.

6.              Severability. If any wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph of this Agreement is held to be indefinite, invalid, illegal or otherwise voidable or unenforceable for any reason, the entire Agreement will not fail on the account thereof, and the remainder of the Agreement or the application of that wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and the balance of the wording, term, condition, provision, part, article, section, clause, paragraph or subparagraph shall be separately valid and enforceable to the fullest extent permitted by law and will in no way be affected or impaired thereby.

7.              Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

8.              Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by registered or certified mail, to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section.

(1)    If to the Company, to:

ElectraMeccanica Vehicles corp.
8127 E. Ray Road

Mesa, AZ 85212

Email: mike.bridge@electrameccanica.com

Attention: Michael Bridge

(2)    If to Consultant and/or Service Provider, to Consultant’s address first written above.

9.              Enforcement – Service Provider acknowledges and agrees that damages may not be an adequate remedy to compensate the Company for any breach of Service Provider’s obligations under this Agreement, and accordingly agrees that in addition to any and all other remedies available, the Company shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce such obligations.

10.             Counterparts – This Agreement may be executed by facsimile and in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Confidential Information and Assignment Agreement as of the date first set forth above.

ElectraMeccanica Vehicles corp.

Signature:	/s/ Susan E. Docherty
Name:	Susan E. Docherty
Title:	Chief Executive Officer

ORSIM FINANCE LTD		Service Provider

Signature:	/s/ Mark Orsmond	Signature:	/s/ Mark Orsmond
Name:	Mark Orsmond	Name:	Mark Orsmond
Title:	Director	Title:	Director